UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2023

Salt Blockchain Inc.
(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-56283 (Commission File Number)	81-4029835 (I.R.S. Employer Identification No.)

Not Applicable (1)	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 243-5018
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

(1)	In June 2020, the registrant became a remote-first company and does not maintain a principal executive office.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 1.01         Entry into a Material Definitive Agreement.

On January 31, 2023, Salt Blockchain Inc. (the “Company”) entered into a Series A Preferred Stock and Debt Exchange Agreement (the “Exchange Agreement”) and the purchaser parties thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a private placement, shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”). Pursuant to the Exchange Agreement, the Company and each of the Purchasers, each of whom was either an existing borrower or lender of the Company as of immediately prior to entering into the Exchange Agreement, effected certain transactions in order to exchange digital assets of a Purchaser held by the Company as collateral for an outstanding loan and digital assets loaned to the Company by a Purchaser for shares of Series A Preferred Stock. In particular, in accordance with the Exchange Agreement, at the closing, to the extent a Purchaser was a borrower of the Company, the Company released its security interest in any digital assets held by the Company as collateral for a loan received by a Purchaser, and the Purchaser then loaned such digital asset collateral to the Company. Immediately thereafter, each Purchaser agreed to exchange all of the outstanding principal and interest under its loan of digital assets to the Company for shares of Series A Preferred Stock pursuant to a Series A Stock Investment Agreement entered into by the Company and each of the Purchasers on January 31, 2023 (the “SIA”).

As contemplated by the Exchange Agreement, the Company amended and restated its certificate of incorporation (the “A&R Charter”) in order to establish a class of preferred stock and designate the Series A Preferred Stock. The A&R Charter provides that the holders of common stock and Series A Preferred Stock vote together (on an as-converted to common stock basis) on all matters submitted to stockholders, subject to certain exceptions. Pursuant to the A&R Charter, the separate vote of a majority of the voting power of the Series A Preferred Stock is required to approve certain matters, including, among other things, the liquidation of the Company, the amendment of the Company’s organizational documents, and the creation of any class of stock of the Company, other than a class that ranks junior to the Series A Preferred Stock. In addition, the holders of the Series A Preferred Stock have the right to elect one (1) director of the Company, and the holders of shares of common stock have the right to elect three (3) directors of the Company. Holders of outstanding shares of Series A Preferred Stock will be entitled to receive, only when, as and if declared by the board of directors of the Company, dividends at a rate of eight percent (8%) of the original purchase price for the shares of Series A Preferred Stock prior to and in preference to any other dividends by the Company. The A&R Charter provides that the holders of Series A Preferred Stock have the right to convert, at their option and at any time, their shares of Series A Preferred Stock into shares of common stock at an initial rate of $0.66134 per share, the purchase price per share of Series A Preferred Stock, which rate is subject to certain customary adjustments (the “Conversion Rate”). The shares of Series A Preferred Stock will automatically be converted into shares of common stock at the then-current Conversion Rate upon either (i) the closing of the sale of shares of common stock by the Company at a price per share equal to at least $1.98402 in an underwritten public offering with gross proceeds of at least $30 million or (ii) the approval of the majority of the voting power of the Series A Preferred Stock.

The Exchange Agreement also provided for certain amendments to the Purchaser’s outstanding loans to and from the Company. Such amendments included, among other things, extending the maturity date of any borrower loan and the period during which lenders are not permitted to call the remaining portion of their loan to the Company by twenty-four (24) months.

At the closing of the transactions contemplated by the Exchange Agreement, the Company and each Purchaser entered into an SIA, and each Purchaser delivered a joinder agreement, pursuant to which it agreed to be bound by and become a party to the Company’s Stockholder Agreement, dated October 1, 2016, as amended (the “Stockholder Agreement”), by and among the Company and the stockholders party thereto. Pursuant to the SIA, each Purchaser agreed to purchase, and the Company agree to sell and issue to each Purchaser, shares of Preferred Stock at a price per share of $0.66134. At the initial closing, on January 31, 2023, the Company issued an aggregate of 94,511,080 shares of Series A Preferred Stock to the Purchasers for an aggregate purchase price of approximately $62,503,957.65. As described above, the purchase price for the shares of Preferred Stock issued in the transaction was paid by each Purchaser exchanging the outstanding principal and interest under its loan of digital assets to the Company for shares of Preferred Stock. Following such exchange, each Purchaser’s loan to the Company ceased to be outstanding and was cancelled.

The Exchange Agreement and SIA contain customary representations, warranties and agreements of the Company and the Purchasers. The representations, warranties and covenants contained in the Exchange Agreement and SIA were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement and SIA are incorporated herein by reference only to provide information regarding the terms of such agreements, and not to provide any party with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, the SIA, the Stockholder Agreement and the A&R Charter, forms or copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 3.1, respectively, and are incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Series A Preferred Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 3.03         Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01         Changes in Control of Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the consummation of the transactions contemplated by the Exchange Agreement, the holders of Series A Preferred Stock own approximately 89% of the Company on an as-converted to common stock basis.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. In connection with the transactions contemplated by the Exchange Agreement, the Company adopted a First Amendment to the Company’s 2019 Equity Incentive Plan (the “Amendment”). The Amendment increases the maximum aggregate amount of shares of common stock that may be issued under the plan to 10,477,897. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.4 and is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation.
10.1	Form of Series A Preferred Stock and Debt Exchange Agreement, dated January 31, 2023, by and among the Company and the purchaser parties thereto.
10.2	Form of Series A Stock Investment Agreement, dated January 31, 2023, by and among the Company and the purchaser parties thereto.*
10.3
Stockholders Agreement, dated as of October 1, 2016, by and among the Company the stockholder parties thereto (incorporated by reference to Exhibit 4.1 to the Company’s General Form for Registration of Securities on Form 10 filed May 12, 2021, as amended (SEC File No. 000-56283)).

10.4	First Amendment to the Company’s 2019 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALT BLOCKCHAIN INC.

February 3, 2023	By:	/s/ Dustin Hull
	Name:	Dustin Hull
	Title:	President, Chief Operating Officer, and Chief Financial Officer

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